UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 6, 2006, Apollo Gold Corporation (the “Company”) pledged the Company’s Black Fox Property (as defined below) to The Canada Trust Company (the “Secured Party”) as substitute collateral for the Company’s US$8.73 million principal amount Series B Convertible Debentures issued on November 4, 2004 (the “Debentures”), which were previously secured by US$11.0 million cash (the “Substitution”). The Secured Party is the trustee for the holders of the Debentures (the “Debentureholders”) pursuant to the Trust Indenture dated November 4, 2004, as amended by the First Supplemental Indenture dated December 13, 2004 (the “Indenture”).

In connection with the Substitution, the Company entered into a General Security Agreement (the “GSA”) in favor of the Secured Party as of January 4, 2006. The terms of the GSA are summarized below:

•   Security Interest: The performance by the Company of its obligations under the Indenture and the Debentures is secured by a security interest in all of the Company’s present and future undertaking, property, both real and personal, and assets located on or related to or used in connection with the Black Fox Property, as defined below (the “Collateral”). Black Fox Property has the meaning given to such term in the GSA.

•   Covenants. The GSA contains certain customary covenants that, among other things, limit the Company’s ability to create liens or otherwise encumber the Collateral without the prior written consent of the Secured Party.

•   Events of Default. The GSA contains customary events of default, including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, and certain events of bankruptcy and insolvency. Pursuant to the GSA, and subject to the terms in the GSA and the Indenture, in the event of default, the Secured Party may declare the principal of an interest on the Debentures then outstanding and any other moneys payable under the GSA to be immediately due and payable together with any interest.

The foregoing description is qualified in its entirety by reference to the GSA and the Indenture, which are incorporated by reference hereto as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K.

The disclosure in Item 3.03 is incorporated into this Item 1.01.

2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Items 1.01 and 3.03 are incorporated into this Item 2.03.

3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Pursuant to a letter from the Company to each of the holders of the Debentures dated December 19, 2005 (the “Reduction Letter”), the Company agreed to reduce the exercise price on 5,013,600 of the special note warrants attached to the Debentures (the “Special Note Warrants”) from US$0.80 to US$0.40, subject to the completion of the Substitution. Each of the Special Note Warrants is exercisable into one Company common share. The reduction in the exercise price is effective January 16, 2006 and applies to all warrants attached to the Debentures except for those held by the Company’s insiders, which remain exercisable into one Company common share at US$0.80 per share. All other terms related to the Debentures, including the conversion price, remain the same. The Reduction Letter and the Form of Amendement to Warrants to Purchase Common Shares are incorporated herein by reference and are attached to this Current Report on Form 8-K as Exhibits 10.3 and 4.1, respectively.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits
Exhibit No.	Description
4.1	Form of Amendment to Warrants to Purchase Common Shares.
10.1	General Security Agreement by Apollo Gold Corporation as Debtor in favor of The Canada Trust Company, dated as of January 4, 2006.
10.2
Trust Indenture by and among Apollo Gold Corporation, Apollo Gold, Inc., and The Canada Trust Company, dated November 4, 2004, filed with the Securities and Exchange Commission as Exhibit 4.2 to Form 8-K on November 9, 2004.

10.3	First Supplemental Indenture to the Trust Indenture by and among Apollo Gold Corporation, Apollo Gold, Inc., and The Canada Trust Company, dated December 13, 2004.
10.4	Letter from Apollo Gold Corporation to the Debentureholders of the Series 2004-B Convertible Secured Debentures, dated December 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2006

APOLLO GOLD CORPORATION

By:	/s/ MELVYN WILLIAMS
Melvyn Williams
Senior Vice President - Finance and Corporate Development and Chief Financial Officer